Exhibit 3.1

Etsy
Bylaws

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Appendix 1.10 NOMINATION OF DIRECTORS
Appendix 1.10A PROXY ACCESS
Appendix 1.11 NOTICE OF BUSINESS AT ANNUAL MEETINGS
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INTRODUCTION
These are the Bylaws of Etsy, Inc. (“Etsy”). These Bylaws describe the processes and procedures that govern Etsy’s internal corporate affairs, such as the manner in which its board of directors (the “Board”) or stockholders may take or authorize corporate actions.
ARTICLE I
STOCKHOLDERS
1.1    Place of Meetings. All meetings of stockholders will be held at the place that the Board or the Chair of the Board, the Chief Executive Officer or the President specifies in the notice of meeting. If no place is specified, then the meetings will be held at our headquarters. The Board may specify that a meeting will not be held at a physical location but will instead be held solely by means of “remote communication” as permitted by Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).
1.2    Annual Meeting. Etsy will hold an annual meeting of stockholders to elect directors and to conduct other business that may be properly brought before the meeting. The Board, the Chair of the Board, the Chief Executive Officer or the President will fix the date and time of the annual meeting, but a majority of the “Whole Board” may postpone, reschedule or cancel any annual meeting that has been previously scheduled, even if notice of the meeting has been given to stockholders. The term “Whole Board” refers to the total number of authorized directors, whether or not there are any vacant or newly created seats on the Board that have not been filled.
1.3    Special Meetings. Etsy may call and hold special meetings of stockholders in between annual meetings. A majority of the Whole Board, the Chair of the Board or the Chief Executive Officer may call special meetings of stockholders, but no one else (including stockholders) may call special meetings. A majority of the Whole Board may postpone, reschedule or cancel any special meeting of stockholders that has been previously scheduled, even if notice of the meeting has been given to stockholders. The notice of each special meeting will specify the business that is to be transacted at the meeting. Etsy will not conduct any business at a special meeting that is not stated in the notice of meeting.
1.4    Notice of Meetings. Except in cases where applicable law requires a different time period for notice of a meeting, Etsy will give notice of each meeting to stockholders as of the record date for determining the stockholders entitled to notice of the meeting not less than ten (10) days, but not more than sixty (60) days, before the date of the meeting. Each notice will state the place of the meeting (or, if the Board has directed that the meeting will occur by remote communication, the means of remote communication by which stockholders may be present and vote at the meeting), as well as the date and time of the meeting. If the record date for determining stockholders who are entitled to vote at the meeting is different from the record date for determining the stockholders entitled to receive notice of the meeting, the notice of the meeting will also state the record date for stockholders entitled to vote at the meeting.
Etsy may provide notice by mail or by certain forms of “electronic transmission,” including e-mail. If Etsy gives notice by mail, it will be deemed to be given when it is deposited in the United States mail and directed to the stockholder at the stockholder’s address as it appears on Etsy’s records. If Etsy gives notice by electronic transmission, the notice will be deemed to be given at the time specified in Section 232 of the DGCL. For notices by e-mail, for example, the notice will be deemed to be given to a stockholder when it is directed to an e-mail address at which the stockholder has consented to receive notice.

1.5    Voting List. At least ten (10) days before every meeting of stockholders, the Secretary will prepare a complete list of the stockholders entitled to vote at the meeting. If, however, the record date for determining stockholders entitled to vote at the meeting is less than ten (10) days before the meeting, the list will show the stockholders who are entitled to vote as of the tenth day before the meeting date. The list will be arranged in alphabetical order and will show the address of each stockholder and the number of shares that are registered in each stockholder’s name. The list will be open for examination by any stockholder, for any purpose relevant to the meeting, for a period of at least ten (10) days prior to the meeting either on a reasonably accessible electronic network or at Etsy’s headquarters during ordinary business hours. If the list is made available on an electronic network, Etsy will provide the information required to gain access to the list in the notice of the meeting.
1.6    Quorum. To conduct business at a meeting of stockholders, stockholders representing a “quorum” must be present at the meeting, whether in person or by proxy. Unless the Certificate of Incorporation or applicable law provides a different standard for establishing a quorum, the holders of a majority in voting power of the shares of Etsy’s capital stock issued and outstanding, whether they are present in person or represented by proxy, will constitute a quorum for the transaction of business.
If a sufficient number of shares are not present at a meeting to establish a quorum, the meeting may be adjourned until a sufficient number of shares are present or represented to establish a quorum.
1.7    Adjournments. The chair of any meeting of stockholders may adjourn any meeting of stockholders from time to time. A majority of stockholders present or represented at the meeting and entitled to vote on an adjournment may also adjourn any meeting of stockholders, even if they do not constitute a quorum. If the adjournment is for more than thirty (30) days, Etsy will give notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting. If Etsy fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting, the Board will fix as the record date for determining stockholders entitled to notice of the adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and Etsy will give notice of the adjourned meeting to each stockholder of record as of the record date fixed for notice of the adjourned meeting; provided that any such adjournment shall not commence new notice periods for purposes of Appendix 1.10, Appendix 1.10A and Appendix 1.11 of these Bylaws. Etsy may transact any business at an adjourned meeting that it would have been able to transact at the original meeting.
1.8    Voting and Proxies. Unless the Certificate of Incorporation provides different voting rights for a class or series of capital stock, each stockholder will have one vote for each share of stock that the stockholder holds of record on each matter submitted to a vote of stockholders. Any stockholder of record who is entitled to vote at a meeting of stockholders may vote in person at the meeting or may execute a proxy to authorize another person to vote on such stockholder’s behalf. No proxy may be voted after three years from the date of its execution unless the proxy expressly provides for a longer period.
1.9    Action at Meeting. When a quorum is present at any meeting of stockholders, any matter other than the election of directors that is submitted to a vote of stockholders at the meeting will be decided by the vote of the holders of the shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter, unless a different vote is required by applicable law, the Certificate of Incorporation or these Bylaws.

Other than directors who may be elected by the holders of shares of any series of Preferred Stock or pursuant to any resolution or resolutions providing for the issuance of such stock adopted by the Board, each director will be elected by the vote of the holders of the shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and entitled to vote on the election of directors and voting affirmatively or negatively with respect to each director; provided, however, that in any Contested Election, each director will be elected by the vote of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 1.9, a “Contested Election” means any election of directors at any meeting of stockholders, for which (a) the Secretary has received one or more notices that a stockholder has nominated or proposes to nominate a person or persons for election as a director, which notice or notices purport to be in compliance with the requirements set forth in Appendix 1.10 or 1.10A of these Bylaws (regardless of whether the Board has or has not determined that such notice is in compliance with such requirements) and (b) each such notice has not been formally and irrevocably withdrawn by the applicable stockholder as of the date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement with the SEC (regardless of whether or not thereafter revised or supplemented). Any director who is not so elected shall offer to tender his or her resignation to the Board in accordance with any director resignation policies adopted by the Board.

Neither abstentions nor broker non-votes will be counted as votes cast for or against any matter or director. Voting at meetings of stockholders need not be by written ballot.

1.10    Nomination of Directors. For any director to be nominated for election at a meeting of stockholders, the nomination must be brought in accordance with the procedures set forth in Appendix 1.10 or Appendix 1.10A of these Bylaws, which are a part of these Bylaws.1
1.11    Notice of Business at Annual Meetings. For business to be properly brought before a meeting of stockholders (other than with respect to the nomination of directors, for which Section 1.10 will apply), it must be brought in accordance with the procedures set forth in Appendix 1.11 of these Bylaws, which is a part of these Bylaws.1
1.12    Conduct of Meetings.
(a)The Chair of the Board will act as chair of each meeting of stockholders. If the Chair of the Board is not present at or is unable to attend any meeting of stockholders, the Chief Executive Officer will serve as chair of the meeting. If the Chairman and the Chief Executive Officer are not present at or are unable to attend any meeting of stockholders, the Board will designate a person to act as chair of the meeting. The Secretary will act as secretary of each meeting of stockholders. If the Secretary is not present at the meeting, the chair of the meeting will appoint another person to act as secretary of the meeting.
(b)The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it deems appropriate including, without limitation, guidelines and procedures regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. The chair of any meeting of stockholders may convene and recess and/or adjourn the meeting and may prescribe rules, regulations and procedures for the meeting and take any other actions that the chair determines are appropriate to conduct the meeting. The chair of the meeting may not make any rules, regulations or procedures or take any actions that are inconsistent with the rules, regulations or procedures that the Board has adopted. Any rules, regulations or procedures for
1 Explanatory note: the requirements and procedures set forth in the appendix are intentionally technical.

the conduct of the meeting may relate to, among other things, the following matters: (i) establishing an agenda of the meeting; (ii) fixing the order in which the business of the meeting will be conducted, (iii) maintaining order at the meeting and ensuring the safety of the attendees; (iv) limiting attendance at, or participation in, the meeting to stockholders of record or their duly authorized proxies; (v) restricting any persons from entering the meeting after the time at which the meeting is scheduled to start; and (vi) limiting the amount of time that any participant in the meeting is permitted to ask questions or make comments. Etsy will not be required to follow the rules of parliamentary procedure for any meeting of stockholders unless the Board or the chair of the meeting specifies that parliamentary procedures will be used to conduct the meeting.
(c)The chair of the meeting or another person designated by the chair of the meeting will announce at the meeting the time at which the polls for voting on each matter to be voted on at the meeting will be opened and when they will be closed. No ballots, votes or proxies, and no revocations or changes to any ballots, votes or proxies, will be accepted after the polls have closed.
(d)Before any meeting of stockholders, the Board will appoint one or more inspectors of election. The Board may appoint one or more alternate inspectors to replace any inspector who is unwilling or unable to serve as inspector of election. If no inspector of election or alternate is present, ready and willing to act at a meeting of stockholders, the chair of the meeting will appoint one or more inspectors of election. An officer, employee or agent of Etsy may serve as inspector of election unless that person is not permitted to serve as inspector of election under applicable law. Each inspector, before discharging his or her duties as inspector, must take and sign an oath to execute the duties of inspector faithfully with strict impartiality and according to the best of his or her ability. The inspector will have the duties that are imposed on an inspector of elections under applicable law. When the vote on any matter brought before a meeting of stockholders is completed, the inspector must certify the result of the vote and any other facts that the inspector is required to certify under applicable law.
1.13    Record Date. For purposes of determining the stockholders that are entitled to receive notice of any meeting or any adjournment of the meeting, the Board may fix a record date. The Board may not fix a record date for notice of a meeting that precedes the date on which the Board adopts the resolution fixing the record date. The record date for determining stockholders entitled to notice of a meeting may not, unless otherwise required by applicable law, be more than sixty (60) nor less than ten (10) days before the date of the meeting. If the Board fixes a record date for notice of the meeting, that record date will also be the record date for determining the stockholders entitled to vote at the meeting unless the Board determines, at the time it fixes the record date, that a later date on or before the date of the meeting will be the record date for determining stockholders entitled to vote. If the Board does not fix any record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day before the day on which notice of the meeting is given. The record date for notice of, and voting at, a meeting of stockholders will apply to any adjournment of the meeting, except that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting. If the Board fixes a new record date for determining stockholders entitled to vote at an adjourned meeting, the Board will also fix, as the record date for determining stockholders entitled to notice of the adjourned meeting, the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.
The Board may also fix a record date for purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, as well as for purposes of determining the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action. In that case, the record date may not be before the date the board fixes the record date and may not be more than sixty (60) days before the relevant action. If the Board does not fix a record date in these circumstances, the record date for determining stockholders for the relevant action will be at the close of business on the day on which the Board adopts the resolution relating to the relevant action.
ARTICLE II
DIRECTORS
2.1    General Powers. Unless the Certificate of Incorporation or the DGCL provides otherwise, Etsy’s business and affairs will be managed by, or under the direction of, the Board.
2.2    Number, Election and Qualification. The total number of directors authorized to serve on the Board at any time will be fixed by a resolution adopted by a majority of the Whole Board, subject to any special rights that holders of one or more series of Preferred Stock may have to elect directors. A decrease in the number of directors will not remove or shorten the term of any person who is then a director. Directors need not be elected by written ballot. Directors do not need to be stockholders of Etsy in order to serve as directors.
Subject to the special rights of holders of any series of Preferred Stock to elect directors and as provided in Etsy’s Certificate of Incorporation, the Board is divided into three classes, designated: Class I, Class II and Class III. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.
2.3    Chair of the Board. The Board may appoint from its members a Chair of the Board. If the Board appoints a Chair of the Board, the Chair will perform the duties and will be authorized to exercise any powers that the Board assigns to the Chair. If the Board appoints the Chief Executive Officer as the Chair of the Board, the Chair will also perform the duties and will be authorized to exercise any of the powers given to the Chief Executive Officer in Section 3.5 of these Bylaws. The Chair of the Board will preside over all meetings of the Board unless the Board specifies that another director will preside over the meetings.
2.4    Terms of Office. Subject to the special rights of holders of any series of Preferred Stock to elect directors, and except as set forth in the Certificate of Incorporation, each director will serve until the expiration of the term for which he or she is elected or until his or her successor in office is duly elected and qualified, or until his or her earlier death, disqualification, resignation or removal.
2.5    Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the Whole Board will constitute a quorum of the Board. If a quorum is not present at any meeting of the Board, a majority of the directors who are present at the meeting may adjourn the meeting, without further notice other than announcement at the meeting, until directors constituting a quorum are present at the meeting.
2.6    Action at Meeting. At any meeting at which a quorum is present, the Board may take action by the vote of a majority of the directors who are present, unless the Certificate of Incorporation, these Bylaws or applicable law requires a different vote.
2.7    Removal. Directors may be removed from the Board only as provided in the Certificate of Incorporation.
2.8    Vacancies. Subject to the special rights of holders of any series of Preferred Stock, if a Board seat becomes vacant due to the death, resignation, removal or disqualification of any director, or if the Board creates a new Board seat by increasing the total number of directors, a majority of the remaining directors (or the sole remaining director) will have the sole and exclusive power to fill the vacant Board seat or the newly created Board seat.
Stockholders will not be entitled to fill any vacant Board seat or any newly created Board seat. Any director who is elected to fill a vacant Board seat that does not result from an increase in the total number of directors will serve for the same term that his or her predecessor in office would have served. Any director who is elected to fill a newly created Board seat will serve for the same term as the other directors in the class of directors to which the newly appointed director is appointed.
2.9    Resignation. Any director may resign from the Board solely by delivering a resignation in writing or by electronic transmission to the Chair of the Board, the Chief Executive Officer or the Secretary. The director’s resignation will be effective when it is delivered unless the resignation specifies that it will not become effective until a later time or until a specified event has occurred.
2.10    Regular Meetings. The Board may hold regularly scheduled meetings. The Board’s regular meetings may be held without notice to directors at any time and place that the Board or the Chair of the Board has determined.
2.11    Special Meetings. The Board may also hold special meetings of the Board in between any regularly scheduled meetings. The Chair of the Board, Chief Executive Officer or any two directors may call special meetings of the Board. Any special meeting will be held at the time and place stated in the notice of the special meeting. The special meeting notice need not specify the purpose for which the meeting is called.
2.12    Notice of Special Meetings. Each director will be given notice of the date, place and time of any special meeting of the Board. A notice may be given to a director in person or by telephone if it is given at least twenty-four (24) hours in advance of the meeting. A notice may be given in writing to a director by overnight courier, hand delivery, facsimile or other means of electronic transmission if it is delivered to the director at his or her last known business, home or electronic transmission address at least twenty- four (24) hours in advance of the meeting. A notice may be given in writing to a director by mail if it is given to the director at his or her last known business or home address at least seventy-two (72) hours in advance of the meeting.
2.13    Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Any director’s participation in a meeting by means of conference or telephone equipment will constitute the director’s presence in person at the meeting.
2.14    Action by Consent. Any action that the Board or any committee of the Board is required or permitted take at any meeting of the Board or of the committee may be taken without a meeting so long as all of the members of the Board or of the committee, as the case may be, consent to the action. The directors’ consent to the action must be given either in writing or by electronic transmission. The consents, whether they are given in writing or by electronic transmission, must be filed with the Board’s or the committee’s minutes. If the minutes are kept in paper form, the consents will be filed in paper form, and if the minutes are kept in electronic form, the consents will be filed in electronic form.
2.15    Committees. The Board may designate one or more committees of the Board. Any committee may consist of one or more of the directors. The Board may delegate to any committee the power and authority to take any action that the Board itself would be authorized to take, other than those actions that a committee is not permitted to take under applicable law. Any committee established by the Board will serve at the pleasure of the Board. The Board may designate one or more directors to serve as alternate members of any committee. Any alternate members that the Board designates may replace any member of the committee who is absent or disqualified at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Unless the Board specifies otherwise, a committee may make rules for the conduct of its business. Unless the committee has adopted rules for the conduct of its business or the Board has specified rules for the conduct of the committee’s business, the committee will be required to conduct its business in as nearly as possible the manner as is provided in these Bylaws for the Board’s conduct of its business. A committee may create one or more subcommittees consisting of one or more members of the committee, and may delegate to a subcommittee the powers and authority of the committee, unless the Certificate of Incorporation, these Bylaws or the resolutions of the Board establishing the committee prohibit the committee from creating subcommittees.
2.16    Compensation of Directors. The Board may fix the compensation that directors may be paid for their services as directors and provide for the reimbursement of expenses that directors incur for their attendance at meetings. The fact that Etsy pays any director compensation for his or her services as a director or reimburses his or her expenses for attending Board meetings will not prevent the director from serving Etsy or any of its affiliated entities in any other capacity and receiving compensation for the services the director provides to Etsy or any affiliated entity when acting in that other capacity.
ARTICLE III
OFFICERS
3.1    Officers Designated. The Board will appoint the following officers: a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board may appoint additional officers from time to time. Any person may hold any number of offices at the same time.
3.2    Tenure. Every officer will hold office until his or her successor is duly elected and qualified, unless a different term is specified in the resolution appointing such officer and unless the Certificate of Incorporation, these Bylaws or applicable law provide a different term.
3.3    Removal; Resignation. The Board or any committee of the Board may remove any officer at any time, with or without cause. In addition, the Chief Executive Officer or the President may remove any officer at any time, with or without cause, if the Board has given the Chief Executive Officer or the Present the power to remove the officer. Any officer may resign solely by delivering a resignation in writing or by electronic transmission to the Board or the Chief Executive Officer. The resignation will be effective when it is received unless the resignation specifies that it will not become effective until a later time or until a specified event has occurred.
3.4    Vacancies. The Board may fill any vacancy that occurs in any office or may leave the vacant office unfilled for any period of time.
3.5    President; Chief Executive Officer. The President will be the Chief Executive Officer unless the Board has designated another person as the Chief Executive Officer. The Chief Executive Officer will have general charge and supervision of the business of Etsy, subject to the direction of the Board, and will perform all of the duties and have all powers that the Board delegates to the Chief Executive Officer as well as the duties and powers that are commonly associated with the office of chief executive. If the President is not the Chief Executive Officer, the President will perform the duties and have the powers that the Board or the Chief Executive Officer delegates to the President.
3.6    Chief Financial Officer. The Chief Financial Officer will perform the duties and have the powers that the Board or the Chief Executive Officer delegates to the Chief Financial Officer from time to time. The Chief Financial Officer will also perform the duties and have the powers that are commonly associated with the office of chief financial officer, including the duty and power to keep and be responsible for Etsy’s funds and securities, to deposit Etsy’s funds in depositories selected in accordance with these Bylaws, to disburse corporate funds as ordered by the Board, to make proper accounts of corporate funds, and to render statements of all transactions in corporate funds and of Etsy’s financial condition as the Board may require.
3.8    Vice Presidents. Each Vice President will perform the duties and have the powers that the Board or the Chief Executive Officer may assign to that Vice President. The Board or the Chief Executive Officer may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title.
3.8    Secretary and Assistant Secretaries. The Secretary will perform the duties and have the powers that the Board or the Chief Executive Officer may assign to the Secretary. The Secretary will also perform the duties and have the powers that are commonly associated with the office of the secretary, including the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare a list of stockholders as required by applicable law, to be custodian of corporate records and the corporate seal and to affix the corporate seal on any corporate documents that require it and to attest to the corporate seal.
Any Assistant Secretary will perform the duties and have the powers that the Board, the Chief Executive Officer or the Secretary may assign to the Assistant Secretary.
If neither the Secretary nor any Assistant Secretary is present at a meeting of stockholders or directors, the chair of the meeting will designate a person to act as secretary to keep a record of the meeting.
3.9    Delegation of Authority. Despite the provisions of this Article III, the Board may at any time delegate the powers or duties of any officer to any other officer or agent.
ARTICLE IV
CAPITAL STOCK
4.1    Stock Certificates; Uncertificated Shares; Special Designations. Shares of Etsy’s capital stock will be represented by stock certificates, but the Board may provide that shares of any or all of the classes or series of Etsy’s capital stock will be uncertificated. Every holder of Etsy stock that is represented by a certificate will be entitled to have a certificate representing the number of shares held by the holder registered in certificate form. Every stock certificate will be signed in a manner that complies with Section 158 of the DGCL.
4.2    Transfers. Shares of Etsy stock will be transferable in the manner prescribed by applicable law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of Etsy stock may be made only on the books of Etsy or by transfer agents designated to transfer shares of Etsy stock. Subject to applicable law, if shares of stock are represented by a stock certificate, those shares may be transferred on the books of Etsy only if the certificate is surrendered to Etsy or its transfer agent and is properly endorsed or accompanied by a written assignment or power of attorney properly executed, with such proof of authority or the authenticity of signature as Etsy or its transfer agent may reasonably require. Except as may be otherwise required by applicable law, by the Certificate of Incorporation or by these Bylaws, Etsy will be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including for the payment of dividends and for the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the time at which the shares have been transferred on the books of Etsy in accordance with the requirements of these Bylaws.
4.3    Lost, Stolen or Destroyed Certificates. Etsy may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as Etsy prescribes. The conditions may include requiring the person alleging that the certificate has been lost, stolen or destroyed to present reasonable evidence of the loss, theft or destruction of the certificate. Etsy may also require that person to give Etsy an indemnity or to post a bond that Etsy may require to protect Etsy or any transfer agent or registrar.
4.5    Regulations. The issuance and registration of shares of stock of Etsy will be governed by such other regulations as the Board may establish.
4.6    Dividends. Dividends on Etsy’s capital stock, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to applicable law, and may be paid in cash, property or shares of Etsy capital stock.
ARTICLE V
GENERAL PROVISIONS
5.1    Fiscal Year. Etsy’s fiscal year will begin on the first day of January of each year and will end on the last day of December of each year, unless the Board designates a different period as the fiscal year.
5.2    Corporate Seal. The corporate seal will be in the form that the Board approves.
5.3    Waiver of Notice. Any notice required to be given by applicable law, by the Certificate of Incorporation or by these Bylaws may be waived, so long as the person entitled to the notice signs and delivers to Etsy a written waiver or gives a waiver by electronic transmission. The waiver may be given before or after the time of the event specified in the notice, and it need not specify the business or the purpose of the meeting for which notice was required. The waiver will then be deemed to be the equivalent of the notice required to be given to the person. Any person who attends a meeting will be deemed to waive notice of the meeting unless the person attending the meeting objects, at the outset of the meeting, to the transaction of business at the meeting on the grounds that the meeting was not properly called or convened.
5.4    Voting of Securities. Unless the Board provides otherwise, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may waive notice, vote or consent with respect to the securities of any other entity that Etsy holds. Unless the Board provides otherwise, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may also appoint any person to waive notice, vote or consent, on behalf of Etsy, or to act as, or appoint any person to act as, proxy or attorney-in-fact for Etsy (with or without power of substitution) with respect to, the securities of any other entity that Etsy holds.
5.5    Certificate of Incorporation. All references in these Bylaws to the “Certificate of Incorporation” refer to the Certificate of Incorporation of Etsy, as amended and/or restated and in effect from time to time.
5.6    Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective will not affect or invalidate any other provision of these Bylaws.
5.7    Pronouns. All pronouns used in these Bylaws refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
5.8    Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by the recipient, and that may be directly reproduced in paper form by such a recipient through an automated process.
5.9    Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict will be resolved in favor of such law or the Certificate of Incorporation.
5.10    Execution of Contracts and Instruments. Unless otherwise determined by the Board, all contracts, documents or other instruments will be executed on behalf of Etsy by (a) any officer or vice president of Etsy, (b) such other employee of Etsy who is authorized in writing by the Chief Executive Officer or President, with such limitations or restrictions on such authority as he or she deems appropriate or (c) such other person(s) as may be authorized by the Board from time to time; in each case in accordance with any applicable policies of Etsy.
ARTICLE VI
AMENDMENTS
These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted as provided in the Certificate of Incorporation.
ARTICLE VII
INDEMNIFICATION AND ADVANCEMENT
7.1    Power to Indemnify in Actions, Suits or Proceedings. Subject to Section 7.2, Etsy must, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Etsy, or, while a director or officer of Etsy, is or was serving at the request of Etsy as a director, officer, employee or agent of another enterprise (the “indemnitee”), against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding. For purposes of this Article VII, the term “officer of Etsy” shall include only those persons whom the Board has expressly elected or appointed as officers of Etsy pursuant to Article III of these Bylaws and shall not include any other person, regardless of any title (e.g., “vice president”) that may be given to such person.

7.2    Authorization of Indemnification. Unless a court orders Etsy to indemnify an indemnitee or Etsy is required by law to indemnify an indemnitee, Etsy will only be required to indemnify an indemnitee under this Article VII after it has been determined that the indemnitee has acted in good faith and in a manner that the indemnitee reasonably believed to be in or not opposed to the best interests of Etsy and, in the case of any criminal action proceeding, had no reason to believe that his or her conduct was unlawful. This determination is referred to as the “standard of conduct determination.” For any person who is a director or officer at the time the standard of conduct determination is made, the determination will be made by one of the following methods:
(A)the vote of the directors who are not parties to the action, suit or proceeding, even though they may not constitute a quorum of the Board;
(B)a committee of directors who are not parties to the action, suit or proceeding designated by a majority vote of those directors, even though they may not constitute a quorum;
(C)a written opinion of independent legal counsel, if either all of the directors are parties to the action, suit or proceeding or if the directors who are not parties to the action, suit or proceeding direct independent counsel to make the determination; or
(D)a vote of the stockholders.
For any indemnitee who is not a director or officer at the time the standard of conduct determination is made, any person that has the authority to take action on the matter, including the Board, may make the determination.
7.3    Advancement of Expenses. Etsy must pay any expenses that an indemnitee actually and reasonably incurs in his or her defense of any action, suit or proceeding in advance of the final disposition of the action, suit or proceeding. As a condition to receiving any advancement of expenses, the indemnitee must provide Etsy an undertaking to repay the amounts that Etsy advances to the indemnitee in the event it is ultimately determined that the indemnitee is not entitled to be indemnified by Etsy under this Article VII.
7.4    Right of Claimant to Bring Suit. If Etsy does not pay in full a claim for indemnification under Section 7.1 within ninety (90) days after it has received the claim, the indemnitee who submitted the claim may bring suit against Etsy in the Delaware Court of Chancery to recover the unpaid amount of the claim, with interest. If Etsy does not pay in full a claim for an advancement of expenses under Section 7.3 within thirty (30) days after an indemnitee has made the claim, the indemnitee who submitted the claim may bring suit against Etsy in the Delaware Court of Chancery to obtain an advancement of expenses. In any action that an indemnitee brings to enforce a right to indemnification, Etsy may assert as a defense that the claimant has not met the standard of conduct that makes it permissible under the DGCL or any other applicable law for Etsy to indemnify the claimant for the amount claimed. Etsy will have the burden of proof in raising that defense. Etsy’s determination that an indemnitee has not met the standard of conduct, as well as Etsy’s failure to make the determination, will not create a presumption that the claimant has not met any applicable standard of conduct.
7.5    Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which are governed by Section 7.4), Etsy will not be required to indemnify any indemnitee in connection with an action, suit or proceeding (or part of such action suit or proceeding):

(a)    if payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c)    for any reimbursement of Etsy by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of Etsy, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of Etsy pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to Etsy of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(d)    initiated by such person, including any action, suit or proceeding (or part thereof) initiated by such person against Etsy or its directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the action, suit or proceeding (or relevant part thereof) prior to its initiation, (ii) Etsy provides the indemnification, in its sole discretion, pursuant to the powers vested in Etsy under applicable law, (iii) otherwise required to be made under Section 7.4 or (iv) otherwise required by applicable law; or
(e)    if prohibited by applicable law.
7.6    Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by this Article VII do not restrict in any way Etsy’s power to indemnify or advance expenses and costs to an indemnitee in any other way permitted by law and are not exclusive of, and do not in any way restrict or invalidate, any other rights to which a person may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise. The provisions of this Article VII will not preclude the indemnification of any person who is not specified in Section 7.1 but whom Etsy has the power or obligation to indemnify.

Appendix 1.10
NOMINATION OF DIRECTORS
(a)Except for (1) any directors entitled to be elected by the holders of Preferred Stock, (2) any directors elected in accordance with Section 2.8 of the Bylaws by the Board to fill a vacancy or newly-created directorship or (3) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Appendix 1.10 or Appendix 1.10A of these Bylaws shall be eligible for election or re-election as directors. Nomination for election to the Board at a meeting of stockholders may be made (i) by or at the direction of the Board (or any committee thereof), (ii) by any Etsy stockholder who complies with the requirements of Appendix 1.10A of these Bylaws or (iii) by any Etsy stockholder who (x) timely complies with the requirements of this Appendix 1.10, (y) is a stockholder of record on the date of the giving the notice required by this Appendix 1.10 and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting.
(b)Annual Meetings. In the case of an election of directors at an annual meeting of stockholders, to be timely, a stockholder’s notice must be received in writing by the Secretary at our headquarters not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
(c)Special Meetings. In the case of an election of directors at a special meeting of stockholders, provided that the majority of the Whole Board, the Chair of the Board or the Chief Executive Officer has determined, in accordance with Section 1.3 of the Bylaws, that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Board, the Chair of the Board or the Chief Executive Officer has determined will be filled at such special meeting, to be timely, a stockholder’s notice must be received in writing by the Secretary at our headquarters not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
(d)Disclosure. For both annual and special meetings of stockholders, a stockholder’s notice to the Secretary shall set forth:
(A)As to each proposed nominee: (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of Etsy that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and

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indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such proposed nominee, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such proposed nominee with respect to shares of stock of Etsy, and (6) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(B)As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made: (1) the name and address of such stockholder, as they appear on Etsy’s books, of such beneficial owner, and any Stockholder Associated Person (as defined below), (2) the class and series and number of shares of stock of Etsy that are, directly or indirectly, owned, beneficially or of record, by such stockholder, such beneficial owner and any Stockholder Associated Person, (3) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person with respect to shares of stock of Etsy, (5) any other information relating to such stockholder, such beneficial owner and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation that such stockholder or a qualified representative of the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (7) a representation whether such stockholder, such beneficial owner and/or such Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Etsy’s outstanding capital stock reasonably believed by such stockholder, such beneficial owner or such Stockholder Associated Person to be sufficient to elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination.
(C)Such information provided and statements made as required by clauses (A) and (B) above or otherwise by this Appendix 1.10 are hereinafter referred to as a

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“Nominee Solicitation Statement.” Not later than ten (10) days after the record date for determining stockholders entitled to notice of the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(5) above shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected, a written statement executed by the proposed nominee acknowledging that as a director of Etsy, the nominee will owe a fiduciary duty under Delaware law with respect to Etsy and its stockholders and a completed director and stockholder questionnaire in the form provided by the Secretary. Etsy may require any nominating stockholder or proposed nominee to furnish such other information as Etsy may reasonably request (and if so requested the nominating stockholder and proposed nominee shall within five (5) business days, or such other period as Etsy may reasonably specify, after any such request furnish such other information), including information to determine the eligibility of such proposed nominee to serve as a director of Etsy or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and Etsy’s publicly disclosed corporate governance guidelines. A stockholder shall not have complied with this Appendix 1.10 if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Appendix 1.10.
For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of Etsy owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).
(e)    Without exception, no person shall be eligible for election or re-election as a director of Etsy at a meeting of stockholders unless nominated in accordance with the provisions set forth in this Appendix 1.10 or in Appendix 1.10A of these Bylaws. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. In furtherance of the foregoing, any nominating stockholder or proposed nominee shall notify Etsy promptly (and in any event two (2) business days prior to the commencement of the applicable meeting of stockholders) if any of the information provided to Etsy pursuant to this Appendix 1.10 ceases for any reason to be accurate or complete in any material respects.
(f)    Except as otherwise required by law, nothing in this Appendix 1.10 shall obligate Etsy or the Board to include in any proxy statement or other stockholder communication distributed on behalf of Etsy or the Board information with respect to any nominee for director submitted by a stockholder.
(g)    Notwithstanding the foregoing provisions of this Appendix 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by Etsy. For purposes of this Appendix 1.10, to be considered a “qualified representative of the stockholder”, a person must be authorized by a written instrument executed

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by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.
(h)    For purposes of this Appendix 1.10 and Appendix 1.10A, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by Etsy with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(i)    Notwithstanding the foregoing provisions of this Appendix 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Appendix 1.10; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Appendix 1.10 (including paragraph (a)(ii) hereof), and compliance with paragraph (a)(ii) of this Appendix 1.10 shall be the exclusive means for a stockholder to make nominations. Nothing in this Appendix 1.10 shall be deemed to affect any special rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(j)    The chair of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Appendix 1.10, and if the chair should determine that a nomination was not made in accordance with the provisions of this Appendix 1.10, the chair shall so declare to the meeting and such nomination shall not be brought before the meeting notwithstanding that proxies in respect of such nomination may have been received by Etsy.

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Appendix 1.10A
PROXY ACCESS
(a)Information to be Included in Etsy’s Proxy Materials. Subject to the provisions of this Appendix 1.10A, for an annual meeting of stockholders, Etsy shall include in its proxy statement (including its form of proxy and ballot) for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any committee thereof), the name of and the Required Information (as defined below) in respect of any person nominated for election to the Board who satisfies the eligibility requirements in this Appendix 1.10A (a “Proxy Access Nominee”) and who is identified in a proper written notice (the “Proxy Access Notice”) that complies with, and is timely delivered pursuant to, this Appendix 1.10A by an Eligible Stockholder (as defined below). Notwithstanding anything to the contrary contained in this Appendix 1.10A, Etsy may omit from its proxy materials any information or Supporting Statement (as defined below) (or portions thereof) that it, in good faith, believes (i) would violate any applicable law or regulation or (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person or entity. Nothing in this Appendix 1.10A shall limit Etsy’s ability to solicit against or for, and include in its proxy materials its own statements relating to, any Eligible Stockholder or Proxy Access Nominee.
(b)Definition of Required Information. For the purposes of this Appendix 1.10A, the “Required Information” that Etsy shall include in its proxy statement is (i) the information concerning the Proxy Access Nominee and the Eligible Stockholder that Etsy determines is required to be disclosed in Etsy’s proxy statement by the applicable requirements of the Exchange Act and (ii) if the Eligible Stockholder so elects, a Supporting Statement.
(c)Definition of Supporting Statement. For each of its Proxy Access Nominees, the Eligible Stockholder may, at its option, provide to the Secretary, at the time the Proxy Access Notice is delivered, one (1) written statement, not to exceed five hundred (500) words, in support of such Proxy Access Nominee’s candidacy and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (a “Supporting Statement”). Only one (1) Supporting Statement may be submitted by an Eligible Stockholder for each Proxy Access Nominee.
(d)Definition of Eligible Stockholder. For the purposes of this Appendix 1.10A, an “Eligible Stockholder” is one or more persons who:
(A)owns and has owned (in each case, as defined in Appendix 1.10A(f) of these Bylaws) continuously since at least three (3) years prior to the date the Proxy Access Notice is received by the Secretary at Etsy’s headquarters (the “Minimum Holding Period”) a number of shares of stock of Etsy that represents at least three percent (3%) of the voting power of the shares of Etsy’s capital stock issued and outstanding and entitled to vote in the election of directors as of the most recent date for which such amount is set forth in any public disclosure made by Etsy prior to the date the Proxy Access Notice is received at Etsy’s headquarters (the “Required Shares”);
(B)continues to own the Required Shares through the date of the applicable annual meeting of stockholders; and
(C)satisfies all other requirements of, and complies with all applicable procedures set forth in, this Appendix 1.10A;

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provided, that the aggregate number of record stockholders and beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are part of the same Qualifying Fund Group (as defined in Appendix 1.10A(e) of these Bylaws) shall be treated as one record stockholder or beneficial owner for purposes of determining the aggregate number of record stockholders and beneficial owners in this paragraph and shall be treated as one person for the purpose of determining “ownership” as defined in Appendix 1.10A(e) of these Bylaws. No record stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible Stockholder with respect to any annual meeting of stockholders, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder. If any person (other than a Custodian Holder) purports to be a member of more than one group constituting an Eligible Stockholder, such person shall only be deemed to be a member of the group that has the largest ownership position (as reflected in the applicable Proxy Access Notice). “Custodian Holder,” with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not own (as defined in Appendix 1.10A(f) of these Bylaws) any of the shares comprising the Required Shares of the Eligible Stockholder. For the avoidance of doubt, Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself beneficially owned such shares continuously for the Minimum Holding Period and through the date of the applicable annual meeting of stockholders (in addition to the other applicable requirements being met).
Whenever the Eligible Stockholder consists of a group of persons (including a group of funds that are part of the same Qualifying Fund Group), each provision in this Appendix 1.10A that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each such person (including each individual fund) that is a member of such group (other than a Custodian Holder) to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition).
(e)Definition of Qualifying Fund Group. For the purposes of this Appendix 1.10A, a “Qualifying Fund Group” means two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended from time to time.
(f)Definition of Ownership. For the purposes of this Appendix 1.10A, a person shall be deemed to “own” only those outstanding shares of stock of Etsy as to which the person:
(A)possesses full voting and investment rights; and
(B)possesses full economic interest (including the opportunity for profit and risk of loss);

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provided that the number of shares calculated in accordance with the foregoing clauses (A) and (B) shall not include any shares:
(i)purchased or sold by such person or any of its affiliates in any transaction that has not been settled or closed, or any shares sold short by such person or any of its affiliates;
(i)borrowed by such person or any of its affiliates for any purpose or purchased by such person or any of its affiliates pursuant to an agreement to resell or subject to an obligation to resell to another person; or
(ii)subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of Etsy, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future such person’s or any of its affiliates’ full right to vote or direct the voting of any such shares; or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or any of its affiliates.
For avoidance of doubt, a person shall “own” shares held of record in the name of a nominee (including a Custodian Holder) or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest therein, and a person’s ownership of shares shall be deemed to continue during any period in which the person has (i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person without condition; or (ii) loaned such shares; provided that the person has the power to recall such loaned shares on not more than five (5) business days’ notice.
For the purposes of this Appendix 1.10A, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings, and the term “affiliate” shall have the meaning ascribed thereto in the rules and regulations promulgated under the Exchange Act. Whether outstanding shares of capital stock of Etsy are “owned” for these purposes shall be determined by the Board.
(g)    Notice Period. To be timely under this Appendix 1.10A, the Proxy Access Notice must be received in writing by the Secretary at Etsy’s headquarters not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, then, for the Proxy Access Notice to be timely, it must be so received (i) not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and (ii) not later than the close of business on the later of the ninetieth (90th) day before such annual meeting and the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall an adjournment, postponement or deferral, or public disclosure of an adjournment, postponement or deferral, of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of the Proxy Access Notice pursuant to this Appendix 1.10A.

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(f)    Form of Notice. To be in proper written form, the Proxy Access Notice must include or be accompanied by the following:
(A)a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (a) within five (5) business days following the later of the record date for the annual meeting of stockholders or the date on which notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (b) prompt notice if the Eligible Stockholder ceases to own a number of shares at least equal to the Required Shares prior to the date of the annual meeting;
(B)if the Eligible Stockholder is not a record holder of the Required Shares, proof that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, in a form that would be deemed by Etsy to be acceptable pursuant to Rule 14a-8(b)(2) under the Exchange Act (or any successor rule) for purposes of a shareholder proposal under such rule;
(C)a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission (the “SEC”) as required by Rule 14a-18 under the Exchange Act;
(D)as to the Eligible Stockholder, the information required by Appendix 1.10(d)(B)(3)-(6) and 1.10(d)(C) of these Bylaws;
(E)as to each Proxy Access Nominee, the information required by Appendix 1.10(d)(A) and 1.10(d)(C) of these Bylaws; and an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by Etsy reasonably promptly upon written request therefor), pursuant to which such Proxy Access Nominee agrees not to be named in any other person’s proxy statement or form of proxy;
(F)        an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by Etsy reasonably promptly upon written request therefor), pursuant to which the Eligible Stockholder:
(i)represents that it intends to continue to hold the Required Shares through the date of, and to vote the Required Shares at, the annual meeting of stockholders;
(ii)represents that it acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of Etsy, and does not presently have such intent;
(iii)represents and agrees that it has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any person other than the Proxy Access Nominee(s) it is nominating pursuant to this Appendix 1.10A;
(iv)represents and agrees that it is not currently engaged as of the date of the agreement, and will not engage, in, and is not currently as of the date of the agreement, and will not be, a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board;

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(v)represents and agrees that it has not distributed and will not distribute to any stockholder or beneficial owner of Etsy’s stock any form of proxy for the annual meeting other than the form distributed by Etsy;
(vi)represents and agrees that it is currently in compliance as of the date of the agreement, and will comply, with all laws and regulations (including, without limitation, Rule 14a-9(a) under the Exchange Act) applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting;
(vii)agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders or beneficial owners of Etsy’s stock or out of the information that the Eligible Stockholder provided to Etsy , in each case, in connection with the nomination or election of Proxy Access Nominee(s) at the annual meeting;
(viii)agrees to indemnify and hold harmless Etsy and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against Etsy or any of its directors, officers or employees arising out of any legal or regulatory violation referenced in clause (vii) above or any failure or alleged failure of the Eligible Stockholder or its Proxy Access Nominee(s) to comply with, or any breach or alleged breach by the Eligible Stockholder or its Proxy Access Nominee(s) of, the requirements of this Appendix 1.10A; and
(ix)agrees to file with the SEC any written solicitation of the stockholders or beneficial owners of Etsy’s stock relating to the meeting at which its Proxy Access Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(G)    in the case of a nomination by a group of persons together constituting an Eligible Stockholder, the designation by all group members (other than a Custodian Holder) of one member of the group that is authorized to receive communications, notices and inquiries from Etsy and to act on behalf of the Eligible Stockholder group with respect to all matters relating to the nomination under this Appendix 1.10A (including withdrawal of the nomination); and
(H)    in the case of a nomination by a group of persons together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one record stockholder or beneficial owner for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to Etsy that demonstrates that the funds are part of the same Qualifying Fund Group.
(i)    Additional Required Information. In addition to the information required pursuant to Appendix 1.10A(h) of these Bylaws or any other provision of these Bylaws, Etsy from time to time may require any proposed Proxy Access Nominee and Eligible Stockholder to furnish any other information that may reasonably be requested by Etsy, and if so requested the Proxy Access Nominee and Eligible Stockholder shall within five (5) business days, or such other period as Etsy may reasonably specify after any such request, furnish such other information.

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(j)    Exclusion From Proxy Materials. Notwithstanding anything to the contrary contained in this Appendix 1.10A, Etsy shall not be required pursuant to this Appendix 1.10A to include a Proxy Access Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed with the SEC, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Board, if the Board determines that:
(A)such Proxy Access Nominee would not be independent under, and satisfy the audit, compensation or other board committee independence requirements under, the applicable rules and listing standards of the principal national securities exchanges upon which Etsy’s stock is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over Etsy, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Directors and Board committee members;
(B)the election of such Proxy Access Nominee as a member of the Board would cause Etsy to be in violation of its Certificate of Incorporation, these Bylaws, the rules or listing standards of the principal national securities exchanges upon which the stock of Etsy is listed or traded, or any applicable law, rule or regulation;
(C)such Proxy Access Nominee is, or has been within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time;
(D)such Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;
(E)such Proxy Access Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended from time to time (the “Securities Act”);
(F)such Proxy Access Nominee otherwise becomes ineligible for inclusion in Etsy’s proxy materials pursuant to this Appendix 1.10A or otherwise becomes ineligible, not qualified or unavailable for election at the annual meeting of stockholders, in each case as determined by the Board or the person presiding over the annual meeting;
(G)such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) provided information to Etsy in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading;
(H)such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) otherwise breaches or fails to comply with its representations, undertakings or obligations pursuant to these Bylaws, including, without limitation, this Appendix 1.10A; or
(I)the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, but not limited to, not owning the Required Shares through the date of the applicable annual meeting.

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For the purpose of this subsection (j), the occurrence of clauses (A) through (I) and, to the extent related to a breach or failure by the Proxy Access Nominee, clauses (G) and (H) will result in the exclusion from the proxy materials pursuant to this Appendix 1.10A of the specific Proxy Access Nominee to whom the ineligibility applies and any related Supporting Statement or, if the proxy statement for the applicable annual meeting of stockholders already has been filed with the SEC, will result in such Proxy Access Nominee not being eligible or qualified for election at such annual meeting of Stockholders, and, in either case, no other nominee may be substituted by the Eligible Stockholder that nominated such Proxy Access Nominee. The occurrence of clause (I) and, to the extent related to a breach or failure by an Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder), clauses (G) and (H) will result in the shares owned by such Eligible Stockholder (or such member of any group of persons that together is such Eligible Stockholder) being excluded from the Required Shares and, if as a result the persons who together nominated the Proxy Access Nominee shall no longer constitute an Eligible Stockholder, will result in the exclusion from the proxy materials pursuant to this Appendix 1.10A of all of such persons’ Proxy Access Nominees and any related Supporting Statements or, if the proxy statement for the applicable annual meeting of stockholders already has been filed with the SEC, will result in such Proxy Access Nominees not being eligible or qualified for election at such annual meeting of stockholders.
(k)    Permitted Number of Proxy Access Nominees.
(A)The maximum number of Proxy Access Nominees nominated by all Eligible Stockholders that will appear in Etsy’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number (as of the last day on which a Proxy Access Notice may be delivered pursuant to this Appendix 1.10A with respect to the annual meeting) of directors to be elected by the holders of capital stock at the annual meeting of stockholders, or if the number of directors calculated in this clause (ii) is not a whole number, the closest whole number below twenty percent (20%) (such number, determined pursuant to clause (i) or clause (ii), as applicable, the “Permitted Number”); provided, however, that if the number of Directors to be elected by the holders of capital stock at the annual meeting is reduced after the deadline in Appendix 1.10A(g) of these Bylaws for delivery of the Proxy Access Notice and before the date of the applicable annual meeting of stockholders for any reason (including if the Board resolves to reduce the size of the Board before or effective at the annual meeting), the Permitted Number shall be calculated based on the number of Directors to be elected as so reduced and in no event shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting of stockholders. The Permitted Number shall also be reduced by (x) the number of incumbent director candidates who were previously elected to the Board as Proxy Access Nominees at any of the preceding two annual meetings of stockholders pursuant to this Appendix 1.10A and who remain members of the Board as of the deadline in Appendix 1.10A(g) of these Bylaws for delivery of the Proxy Access Notice. and (y) the number of director candidates whose names were submitted for inclusion in Etsy’s proxy materials pursuant to this Appendix 1.10A for the upcoming annual meeting of stockholders, but who were thereafter nominated for election at such meeting by the Board.
(B)If the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Appendix 1.10A exceeds the Permitted Number, each Eligible Stockholder will select one Proxy Access Nominee for inclusion in Etsy’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of capital stock of Etsy each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to Etsy. If the Permitted Number is not reached after each Eligible Stockholder has

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selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Proxy Access Nominees, if any Proxy Access Nominee who satisfies the eligibility requirements in this Appendix 1.10A thereafter (a) is nominated by the Board for election at the upcoming annual meeting of stockholders, (b) is not submitted for election as a Director for any reason (including the failure to comply with or satisfy the eligibility requirements in this Appendix 1.10A) other than due to a failure by Etsy to include such Proxy Access Nominee in Etsy’s proxy materials in violation of this Appendix 1.10A, (c) withdraws his or her nomination (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (d) becomes unwilling or otherwise unable to serve on the Board if elected, then, in each such case, no other nominee or nominees shall be included in Etsy’s proxy materials or otherwise submitted for election as a Director pursuant to this Appendix 1.10A in substitution for such Proxy Access Nominee with respect to the applicable annual meeting of stockholders.
(C)Notwithstanding anything to the contrary contained in this Appendix 1.10A, Etsy shall not be required to include any Proxy Access Nominees in its proxy materials pursuant to this Appendix 1.10A for any annual meeting of stockholders for which the Secretary receives a notice that a stockholder intends to nominate one or more persons for election to the Board pursuant to Appendix 1.10 of these Bylaws.
(l)    Attendance of Eligible Stockholder at Annual Meeting. Notwithstanding the foregoing provisions of this Appendix 1.10A, unless otherwise required by law or otherwise determined by the Board or the person presiding over the meeting, if none of (i) the Eligible Stockholder or (ii) a Qualified Representative (as defined in Appendix 1.10(g) of these Bylaws) of the Eligible Stockholder appears at the annual meeting of stockholders to present such Eligible Stockholder’s Proxy Access Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Proxy Access Nominee(s) may have been received by Etsy.
(m)    Restrictions on Re-nominations. Any Proxy Access Nominee who is included in Etsy’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws his or her nomination (or his or her nomination is deemed to have withdrawn pursuant to this Appendix 1.10A), becomes ineligible or unavailable for election at that annual meeting, or is unwilling or otherwise unable to serve on the Board, or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the votes present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Proxy Access Nominee pursuant to this Appendix 1.10A for the next two annual meetings of stockholders.
(n)    Duty to Update, Supplement and Correct. Any information required by this Appendix 1.10A to be provided to Etsy must be updated and supplemented by the Eligible Stockholder or Proxy Access Nominee, as applicable, by delivery to Etsy’s headquarters, addressed to the Secretary, (i) no later than ten (10) days after the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, of such information as of such record date and (ii) no later than five (5) days before the annual meeting of stockholders, of such information as of the date that is ten (10) days before the annual meeting of stockholders. Further, in the event that any information or communications provided (pursuant to this Appendix 1.10A or otherwise) by the Eligible Stockholder or the Proxy Access Nominee to Etsy or its stockholders ceases to be accurate and complete in any material respects, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly (and in any event two (2) business days prior to the commencement of the applicable meeting of stockholders) notify

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the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication accurate and complete. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Proxy Access Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to Etsy relating to any defect (including any inaccuracy or omission).
(o)    Exclusive Method. Except as required by law, this Appendix 1.10A shall be the exclusive method for stockholders to include nominees for director election in Etsy’s proxy materials.

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Appendix 1.11
NOTICE OF BUSINESS AT ANNUAL MEETINGS
(a)At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board (or any committee thereof), or (3) properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of Etsy, the procedures in Section 1.10, Appendix 1.10 and Appendix 1.10A of these Bylaws, as applicable, must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Appendix 1.11(b) of these Bylaws, (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.
(b)    To be timely, a stockholder’s notice must be received in writing by the Secretary at our headquarters not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
(c)    The stockholder’s notice to the Secretary shall set forth:
(A)As to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the exact text of the proposed amendment), and (3) the reasons for conducting such business.
(B)As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made: (1) the name and address of such stockholder, as they appear on Etsy’s books, of such beneficial owner and of any Stockholder Associated Person, (2) the class and series and number of shares of stock of Etsy that are, directly or indirectly, owned, beneficially or of record, by such stockholder, such beneficial owner and any Stockholder Associated Person, (3) a description of any material interest of such stockholder, such beneficial owner or any Stockholder Associated Person and the respective affiliates and associates of, or others acting in concert with, such stockholder, such beneficial owner or any Stockholder Associated Person in such business, (4) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and any other person or persons (including their names) in

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connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person with respect to shares of stock of Etsy, (6) any other information relating to such stockholder, such beneficial owner and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (8) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Etsy’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal.
Such information provided and statements made as required by clauses (A) and (B) above or otherwise by this Appendix 1.11 are hereinafter referred to as a “Business Solicitation Statement.” Not later than ten (10) days after the record date for determining stockholders entitled to notice of the meeting, the information required by Items (A)(3) and (B)(1)-(6) above shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Appendix 1.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in Etsy’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Appendix 1.11. A stockholder shall not have complied with this Appendix 1.11 if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Appendix 1.11.
(d)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Appendix 1.11. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.
(e)    Except as otherwise required by law, nothing in this Appendix 1.11 shall obligate Etsy or the Board to include in any proxy statement or other stockholder communication distributed on behalf of Etsy or the Board information with respect to any proposal submitted by a stockholder.
(f)    Notwithstanding the foregoing provisions of this Appendix 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder)

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does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by Etsy.
(g)    For purposes of this Appendix 1.11, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Appendix 1.10.
(h)    Notwithstanding the foregoing provisions of this Appendix 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Appendix 1.11; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Appendix 1.11 (including paragraph (a)(3) hereof), and compliance with paragraph (a)(3) of this Appendix 1.11 shall be the exclusive means for a stockholder to submit business (other than, as provided in the penultimate sentence of Appendix 1.11(c)(B), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Appendix 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in Etsy’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
(i)    The chair of any annual meeting shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Appendix 1.11, and if the chair should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Appendix 1.11, the chair shall so declare to the meeting and such business shall not be brought before the annual meeting.

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